Exhibit 21.1

Targa Resources Partners LP Subsidiary List

Entity Name	Jurisdiction of Formation
Cedar Bayou Fractionators, L.P.	Delaware
DEVCO Holdings LLC	Delaware
Downstream Energy Ventures Co., L.L.C.	Delaware
Gulf Coast Fractionators	Texas
Midstream Barge Company LLC	Delaware
Sound Pipeline Company, LLC	Washington
Targa Canada Liquids Inc.	British Columbia
Targa Capital LLC	Delaware
Targa Co-Generation LLC	Delaware
Targa Downstream LLC	Delaware
Targa Gas Marketing LLC	Delaware
Targa Gas Pipeline LLC	Delaware
Targa Gas Processing LLC	Delaware
Targa Intrastate Pipeline LLC	Delaware
Targa Liquids Marketing and Trade LLC	Delaware
Targa Louisiana Intrastate LLC	Delaware
Targa MLP Capital LLC	Delaware
Targa Midstream Services LLC	Delaware
Targa NGL Pipeline Company LLC	Delaware
Targa Resources Operating GP LLC	Delaware
Targa Resources Operating LLC	Delaware
Targa Resources Partners Finance Corporation	Delaware
Targa Sound Terminal LLC	Delaware
Targa Terminals LLC	Delaware
Targa Transport LLC	Delaware
Venice Energy Services Company, L.L.C.	Delaware
Venice Gathering System, L.L.C.	Delaware
Versado Gas Processors, L.L.C.	Delaware
Warren Petroleum Company LLC	Delaware